Exhibit 1.1
EXECUTION VERSION

BARCLAYS CAPITAL INC.
PHILLIPS 66 PARTNERS LP
11,000,000 Common Units Representing Limited Partner Interests
Underwriting Agreement
May 4, 2016
Barclays Capital Inc.
As Representative of the
several Underwriters listed
in Schedule 1 hereto

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Ladies and Gentlemen:
Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 11,000,000 common units (the “Firm Units”) representing limited partner interests of the Partnership (the “Common Units”) and, at the option of the Underwriters, up to an additional 1,650,000 Common Units (the “Option Units”). The Firm Units and the Option Units are herein referred to as the “Units.” This Underwriting Agreement is herein referred to as the “Agreement.”
On May 4, 2016, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Phillips 66 Partners GP LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”), Phillips 66 Company, a Delaware corporation (“P66 Company”) and a wholly owned subsidiary of Phillips 66, a Delaware corporation (“P66”), and Phillips 66 Project Development Inc. (“Phillips PDI”), a Delaware corporation and a wholly owned subsidiary of P66 Company, pursuant to which the Partnership agreed to acquire from Phillips PDI, through a series of intercompany contributions (the “Subsequent Fractionator Transaction”):

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100% of the limited liability company interests in each of Phillips 66 Sweeny Frac Bravo LLC, Phillips 66 Sweeny Frac Charlie LLC and Phillips 66 Sweeny Frac Delta LLC, which collectively own a 75% limited partner interest in Phillips 66 Sweeny Frac LP, a Delaware limited partnership (“Sweeny Frac LP”). Sweeny Frac LP owns 100% of the limited liability company interests in Phillips 66 Sweeny Frac LLC, a Delaware limited liability company (“Sweeny Frac”), which owns (x) a natural gas liquids (“NGL”) fractionator at the P66 Sweeny refinery in Old Ocean, Texas, with the capacity to fractionate 100,000 barrels per day of Y-grade NGL into ethane, propane, butane, isobutene and natural gasoline (the “Sweeny Fractionator”) and (y) five storage caverns located between the Sweeny refinery and Freeport, Texas, that will have a combined capacity to store 7.5 million barrels of Y-grade NGL, propane, and butane (the “Clemens Caverns”). Three of these caverns are currently in service and the remaining two caverns are expected to enter into service by the end of 2016; and

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100% of the limited liability company interests in Phillips 66 Plymouth LLC, a Delaware limited liability company (“Plymouth”), which as of the Closing Date will own the Standish Pipeline, a refined petroleum products pipeline system extending from P66’s Ponca City Refinery in Ponca City, Oklahoma to the Partnership’s North Wichita Terminal in Wichita, Kansas.

The Partnership and the General Partner are hereinafter collectively referred to as the “Partnership Parties.” P66 Company, the Partnership, the General Partner, Phillips PDI and Phillips 66 Partners Holdings LLC, a Delaware limited liability company (“Holdings”), are hereinafter collectively referred to as the “Phillips Parties.” The Partnership, the General Partner, Holdings, Phillips 66 Carrier LLC, a Delaware limited liability company (“Carrier”), Phillips 66 Sand Hills LLC, a Delaware limited liability company (“Sand Hills Holdco”), Phillips 66 Southern Hills LLC, a Delaware limited liability company (“Southern Hills Holdco”), Phillips 66 Sweeny Frac Alpha LLC, a Delaware limited liability company (“Alpha LLC”), and Phillips 66 Sweeny Frac GP LLC, a Delaware limited liability company (“Sweeny Frac GP”), are hereinafter referred to as the “PSXP Parties” and, together with the Phillips Parties, the “Phillips Entities.”
Each of the Partnership Parties hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Units, as follows:

1.Registration Statements. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement, as amended by Post-Effective Amendment No. 1 on March 31, 2015 (File No. 333-197797), including a related base prospectus, relating to the public offering and sale of certain securities, including the Units. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Units. If the Partnership has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Partnership had prepared the following information (the “Pricing Disclosure Package”): a Preliminary Prospectus dated May 4, 2016, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto and the price to the public, the number of Firm Units and the number of Option Units identified on Annex B hereto.
“Applicable Time” has the meaning set forth in Annex B hereto.
2.    Purchase of the Units by the Underwriters.
(a)    The Partnership agrees to issue and sell the Firm Units to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective number of Firm Units set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per Firm Unit as set forth on Annex B hereto; (the “Purchase Price”).
In addition, the Partnership agrees to issue and sell the Option Units to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Partnership, severally and not jointly, the Option Units at the Purchase Price (the “Option”).
If any Option Units are to be purchased, the number of Option Units to be purchased by each Underwriter shall be the number of Option Units which bears the same ratio to the aggregate number of Option Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter in Schedule 1 hereto bears to the aggregate number of Firm Units being purchased from the Partnership by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Units as the Representative in its sole discretion shall make.
The Underwriters may exercise the Option at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Partnership. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised and the date and time when the Option Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
(b)    The Partnership understands that the Underwriters intend to make a public offering of the Units as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Units on the terms set forth in the Prospectus. The Partnership acknowledges and agrees that the Underwriters may offer and sell Units to or through any affiliate of an Underwriter.
(c)    Payment for the Units shall be made by wire transfer in immediately available funds to the account specified by the Partnership to the Representative at, in the case of the Firm Units, the offices of Cravath, Swaine & Moore LLP at 825 Eighth Avenue, New York, New York 10019, at 10:00 A.M., New York City time, on May 10, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Partnership may agree upon in writing or, in the case of the Option Units, on the date and at the time and place specified by the

Representative in the written notice of the Underwriters’ election to purchase such Option Units. The time and date of such payment for the Firm Units is referred to herein as the “Closing Date,” and each time and date for such payment for any Option Units, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”
Payment for the Units to be purchased on the Closing Date or each Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Units to be purchased on the Closing Date or each Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Units to the Underwriters duly paid by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.
(d)    The Partnership acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Partnership with respect thereto. Any review by the Underwriters of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Partnership.
3.    Representations and Warranties of the Partnership Parties. The Partnership Parties, severally and jointly, represent and warrant to each Underwriter that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, none of the PSXP Parties (including each of their agents and representatives, other than the Underwriters in their capacity as such) have prepared, used, authorized, approved or referred to and none will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Units (each such communication by the PSXP Parties or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied or will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.
(d)    Registration Statements and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Units has been initiated or, to the Partnership Parties’ knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.
(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(f)    Financial Statements. The historical financial statements (including the related notes thereto) of the Partnership, Sweeny Frac, DCP Sand Hills Pipeline LLC (“Sand Hills”), DCP Southern Hills Pipeline LLC (“Southern Hills”) and Explorer Pipeline Company (“Explorer”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position of each such entity as of the dates indicated and the results of each such entity’s operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the selected historical financial data included under the caption “Selected Financial Data” included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are fairly presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which they have been derived, except as described therein; the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required; the PSXP Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in or incorporated by reference in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus; and all disclosures contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
(g)    Forward-Looking Statements and Supporting Information. Each of the statements made by the Partnership in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.
(h)    No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and

the Prospectus: (i) there has not been any material adverse change in the capitalization of the PSXP Parties, any material change in the short-term debt or long-term debt of the PSXP Parties, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any PSXP Party on any class of equity securities, or any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial position or results of operations or prospects of the PSXP Parties, taken as a whole; (ii) no PSXP Party has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the PSXP Parties, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the PSXP Parties, taken as a whole; and (iii) no PSXP Party has sustained any loss or interference with its business that is material to the PSXP Parties, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of clauses (i) through (iii), as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(i)    Organization and Good Standing. Each of the PSXP Parties has been duly formed and each is validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite corporate, limited partnership or limited liability company, as the case may be, power and authority to own or lease and to operate its properties and conduct its business in all material respects as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Units; each of the PSXP Parties is, and at the Closing Date and each Additional Closing Date, as applicable, will be, duly qualified to do business and will be in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification; except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the PSXP Parties, taken as a whole (a “Material Adverse Effect”).
(j)    Units. At the Closing Date and each Additional Closing Date, as applicable, the Units to be issued and sold by the Partnership hereunder will have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 26, 2013, between the General Partner and P66 Company, as amended by Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership, dated as of March 1, 2016 (the “Partnership Agreement”), and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)) and will conform in all material respects to the description of the Common Units in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and except as described in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Units or other equity security in the Partnership, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Partnership or any such convertible or exchangeable securities, rights, warrants or options.
(k)    Outstanding Partnership Equity. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 82,900,615 Common Units and the Incentive

Distribution Rights (as defined in the Partnership Agreement, and herein referred to as “IDRs”). All such Common Units and the limited partner interests represented thereby and the IDRs have been duly authorized and validly issued in accordance with the Partnership Agreement, and have been fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(l)    General Partner. The General Partner has, and at the Closing Date and each Additional Closing Date, as the case may be, will have, full power and authority to act as general partner of the Partnership as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the General Partner is, and at the Closing Date and each Additional Closing Date, as the case may be, will be, the sole general partner of the Partnership, and, as of the date hereof owns (1) 1,691,850 general partner units representing a 2% general partner interest in the Partnership (the “General Partner Units”) and (2) 100% of the IDRs; the General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement, and have been fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the IDRs and the General Partner Units free and clear of all liens (and together with all encumbrances, security interests, charges or other claims, “Liens”) (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus).
(m)    Equity of the PSXP Parties held by Phillips PDI. As of the date hereof Phillips PDI owns (1) 58,761,865 Common Units (the “Sponsor Units”) and (2) all of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date or each Additional Closing Date, as the case may be, the “GP LLC Agreement”), and have been fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and in each case Phillips PDI owns the Sponsor Units and the limited liability company interests in the General Partner free and clear of all Liens (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in the GP LLC Agreement, as applicable).
(n)    Equity Interests held by the Partnership. As of the date hereof, the Partnership owns all of (i) the limited liability company interests in Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Holdings (as the same may be amended or restated at or prior to the Closing Date, the “Holdings LLC Agreement”), and are fully paid (to the extent required by the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and (ii) the outstanding shares of common stock of Phillips 66 Partners Finance Corporation, a Delaware corporation (“Finance Corp.”); such shares have been duly authorized and validly issued in accordance with the organizational documents of Finance Corp. (as the same may be amended or restated at or prior to the Closing Date, the “Finance Corp. Governing Documents”), and are fully paid (to the extent required by the Finance Corp. Governing Documents) and nonassessable; and the Partnership owns such limited liability company interests and shares, as applicable, free and clear of all Liens except (1) with respect to the limited liability company interest in Holdings, restrictions on transferability in the Holdings LLC Agreement, (2) with respect to the shares of capital stock in Finance Corp., restrictions on transferability in the Finance Corp. Governing Documents or (3) as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(o)    Equity Interests held by Holdings. As of the date hereof, Holdings owns (i) all of the limited liability company interests in Carrier, Sand Hills Holdco, Southern Hills Holdco, Alpha LLC and Sweeny Frac GP, (ii) 70% of the limited liability company interests in Phillips 66 Partners Terminal LLC (“Phillips Terminal”), (iii) 50% of the limited liability company interests in Paradigm Pipeline LLC (“Paradigm”), (iv) 40% of the limited liability company interests in Bayou Bridge Pipeline, LLC (“Bayou Bridge”), (v) indirectly, through Sand Hills Holdco, a 33.335% equity interest in Sand Hills, (vi) indirectly, through Southern Hills Holdco, a 33.335% equity interest in Southern Hills, (vii) indirectly, through Alpha LLC, a 25% limited partner interest in Sweeny Frac LP, (viii) indirectly, through Sweeny Frac GP, a noneconomic general partner interest in Sweeny Frac LP and (ix) a 19.46% equity interest in Explorer; such equity interests have been duly authorized and validly issued in accordance with the corporate governance documents of each of Carrier, Sand Hills Holdco, Southern Hills Holdco, Alpha LLC, Sweeny Frac GP, Phillips Terminal, Paradigm, Bayou Bridge, Sand Hills, Southern Hills, Sweeny Frac LP and Explorer, as applicable (as the same may be amended or restated at or prior to the Closing Date, the “Corporate Governance Documents”), and are fully paid (to the extent required by the Corporate Governance Documents, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdings owns such equity interests in each of Carrier, Sand Hills Holdco, Southern Hills Holdco, Alpha LLC, Sweeny Frac GP, Phillips, Terminal, Paradigm, Bayou Bridge, Sand Hills, Southern Hills, Sweeny Frac LP and Explorer free and clear of all Liens except (i) restrictions on transferability in the Corporate Governance Documents, as applicable, or (ii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(p)    Sweeny Frac and Plymouth. Following the consummation of the Subsequent Fractionator Transaction, Holdings will directly or indirectly own (i) a 100% equity interest in Sweeny Frac and (ii) a 100% equity interest in Plymouth. To the knowledge of the Partnership Parties, the representations and warranties regarding the PSXP Parties in Sections 3(i), (t), (u), (w), (y), (bb), (dd) (hh), (ii) and (kk), when the term “PSXP Parties” is read to include Sweeny Frac and Plymouth, are true and correct in all material respects.
(q)    Restrictions on the PSXP Parties’ Ownership of Securities. Prior to giving effect to the consummation of the Subsequent Fractionator Transaction, other than (i) the General Partner’s ownership of the General Partner Units and the IDRs; (ii) the Partnership’s ownership, directly or indirectly, as applicable, of (1) all of the limited liability company interests or capital stock, as applicable, in Holdings, Carrier, Finance Corp., Sand Hills Holdco, Southern Hills Holdco, Alpha LLC and Sweeny Frac GP, (2) 70% of the limited liability company interests in Phillips Terminal, (3) 50% of the limited liability company interests in Paradigm, (4) 40% of the limited liability company interests in Bayou Bridge and (5) a 19.46% equity interest in Explorer; (iii) Sand Hills Holdco’s ownership of 33.335% of the limited liability company interests in Sand Hills; (iv) Southern Hills Holdco’s ownership of 33.335% of the limited liability company interests in Southern Hills; (v) Alpha LLC’s 25% limited partner interest in Sweeny Frac LP, (vi) Sweeny Frac GP’s noneconomic general partner interest in Sweeny Frac LP; and (vii) Paradigm’s ownership of (1) all of the limited liability company interests in Paradigm Midstream Services - SC, LLC (“PMSSC”) and (2) 88% of the limited liability company interests in Sacagawea Pipeline, LLC (“Sacagawea”), the General Partner will not, at the Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Prior to giving effect to the consummation of the Subsequent Fractionator Transaction, other than (A) the Partnership’s ownership of all of the limited liability company interests in Holdings, (B) the Partnership’s ownership of all of the common stock of Finance Corp., (C) Holdings’ ownership, directly or indirectly, as applicable, of (1) all of the limited liability company interests, as applicable, in Carrier, Sand Hills Holdco, Southern Hills Holdco, Alpha LLC and Sweeny Frac GP, (2) 70% of the limited liability company interests in Phillips Terminal, (3) 50% of the limited liability company interests in Paradigm, (4) 40% of the limited liability company interests in Bayou Bridge and (5) a 19.46% equity interest in Explorer, (D) Sand Hills Holdco’s ownership of 33.335% of the limited liability company interests in Sand Hills, (E) Southern Hills Holdco’s ownership of 33.335% of the limited liability company interests in Southern Hills, (F) Alpha LLC’s 25% limited partner interest in Sweeny Frac LP, (G) Sweeny Frac GP’s noneconomic general partner interest in Sweeny Frac LP and (H) Paradigm’s ownership of (1) all of the limited liability company interests in PMSSC and (2) 88% of the limited liability company interests in Sacagawea, none of the Partnership, Holdings, Carrier, Sand Hills Holdco, Southern Hills Holdco, Alpha LLC or Sweeny Frac GP will own, at the Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(r)    Due Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; as of the Closing Date and each Additional Closing Date, as applicable, all corporate, partnership or limited liability company action, as applicable, required to be taken by the applicable Phillips Parties for the authorization, execution and delivery of this Agreement and the Contribution Agreement, as applicable, and the consummation by it of the transactions contemplated hereby and thereby, shall have been validly taken.
(s)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.
(t)    No Violation or Default. No PSXP Party is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such PSXP Party is a party or by which such PSXP Party is bound or to which any of the property of any PSXP Party is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such PSXP Party or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the PSXP Parties to consummate the transactions contemplated by this Agreement or the Contribution Agreement.
(u)    No Conflicts. The execution, delivery and performance by any Phillips Entity of this Agreement and the Contribution Agreement, as applicable, the issuance and sale of the Units, the consummation by the PSXP Parties of the transactions contemplated hereby and by the Contribution Agreement, and the application of the proceeds as described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any Phillips Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Phillips Entity is a party or by which any Phillips Entity is bound or to which any of the property of any Phillips Entity is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Phillips Entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Phillips

Entity or any of its properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Phillips Parties to consummate the transactions contemplated by this Agreement or the Contribution Agreement.
(v)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Units and the consummation by the Partnership Parties of the transactions contemplated hereby, except for (i) the registration of the Units under the Securities Act and the Exchange Act, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iv) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Closing Date or Additional Closing Date, as applicable, will be obtained, (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Phillips Parties to consummate the transactions contemplated by this Agreement or the Contribution Agreement, (vi) any listing applications and related consents or any notices required by the New York Stock Exchange (the “NYSE”) in the ordinary course of the offering of the Units, (vii) filings with the Commission pursuant to Rule 424(b) under the Securities Act or (viii) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Units under the Securities Act or the Exchange Act.
(w)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Partnership Parties, threatened to which any PSXP Party is or may be a party or to which any property of any PSXP Party is or may be the subject that, individually or in the aggregate, if determined adversely to a PSXP Party, would reasonably be expected to have a Material Adverse Effect;
(x)    Independent Accountants. (i) Ernst & Young LLP, which has audited certain financial statements of (A) the Partnership and (B) the combined operations of the Sweeny Fractionator, Clemens Caverns and the Standish Pipeline (hereinafter referred to as “Sweeny Frac/Standish”), is an independent registered public accounting firm with respect to each entity it has audited within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, and (ii) to the Partnership Parties’ knowledge, each of (A) Deloitte & Touche LLP, which has audited certain financial statements of each of Sand Hills and Southern Hills, and (B) KPMG LLP, which has audited certain financial statements of Explorer, was an independent auditing firm with respect to such applicable entities at the time of such audit, and has performed such audits in accordance with the standards of the American Institute of Certified Public Accountants.
(y)    Title to Real and Personal Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: the PSXP Parties have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, other than as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being held under lease by the PSXP Parties are held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(z)    Easements and Rights-of-Way. The PSXP Parties have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that do not have, individually or in the aggregate, a Material Adverse Effect, and (ii) such rights-of-way that do not have, individually or in the aggregate, a Material Adverse Effect; the PSXP Parties have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the PSXP Parties, taken as a whole.
(aa)    Title to Intellectual Property. Each of the PSXP Parties owns or possesses adequate rights to use or receive the benefit of all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as conducted or proposed to be conducted by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except to the extent that the failure to own or possess such rights does not have a Material Adverse Effect. The PSXP Parties have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.
(bb)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any PSXP Party, on the one hand, and the directors, officers, equity holders, customers or suppliers of any PSXP Party, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(cc)    Investment Company Act. None of the PSXP Parties is now or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(dd)    Taxes. The PSXP Parties have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes (A) that are being contested in good faith and for which adequate reserves have been provided or (B) which if not paid, would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any PSXP Party or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.
(ee)    Licenses and Permits. The PSXP Parties possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to so possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the PSXP Parties has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.
(ff)    No Labor Disputes. No labor disturbance by or dispute with employees of any of the Phillips Parties exists or, to the knowledge of the Partnership Parties, is contemplated or threatened, and none of the Partnership Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.
(gg)    Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) the PSXP Parties and their respective properties, assets and operations (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the PSXP Parties, except, in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (a) there are no proceedings that are pending, or that are known to be contemplated, against the PSXP Parties under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed, (b) the Partnership Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c) none of the PSXP Parties currently expect to make material capital expenditures in order to comply with any Environmental Laws as currently in effect.
(hh)    Hazardous Materials. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment or Release or threat of Release of Hazardous Materials by, relating to or caused by the PSXP Parties (or, to the knowledge of the Partnership Parties, any other entity (including any predecessor) for whose acts or omissions the PSXP Parties would reasonably be expected to be liable) at, on, under or from any property or facility that is, or was previously, owned, operated or leased by any PSXP Party, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of Section 3(gg) and this Section 3(hh) only, (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law, and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.
(ii)    Periodic Review of Environmental Laws. In the ordinary course of their business, the PSXP Parties conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review conducted through the date hereof, the PSXP Parties have concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, except as described in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(jj)    Disclosure Controls. The Partnership maintains effective “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Partnership in reports that it will file or submit under the Exchange Act will be recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the General Partner’s management as appropriate to allow timely decisions regarding required disclosure and the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(kk)    Insurance. The PSXP Parties have, or are entitled to the benefit of, insurance (including self-insurance) covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the PSXP Parties and their respective businesses in a commercially reasonable manner; and no PSXP Party or any Phillips Entity which holds insurance for the benefit of any PSXP Party has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.
(ll)    Internal Accounting Controls. The Partnership maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. The PSXP Parties’ internal accounting controls are effective and none of the Partnership Parties is aware of any material weaknesses in the accounting controls of the PSXP Parties.
(mm)    No Unlawful Payments. None of the PSXP Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any PSXP Party or P66 Company (to the extent acting on behalf of or providing services to any PSXP Party) has (i) used any PSXP Party funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from PSXP Party funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Phillips Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all such applicable laws and regulations.
(nn)    Compliance with Anti-Money Laundering Laws. The operations of the PSXP Parties are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those, of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act, the applicable money laundering statutes of all jurisdictions where any PSXP Party conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the PSXP Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened; the Partnership Parties each acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
(oo)    No Conflicts with Sanctions Laws. None of the PSXP Parties nor any, directors, officers or employees, nor, to the knowledge of any Partnership Party, any agent, affiliate or other person associated with or acting on behalf of any PSXP Party is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of

Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the PSXP Parties located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the PSXP Parties will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since February 20, 2013, none of the PSXP Parties have knowingly engaged in or are now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(pp)    No Restrictions on Subsidiaries. No direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except under the Credit Agreement, dated as of June 7, 2013, among the Partnership, Holdings, JPMorgan Chase Bank, N.A., as administrative agent, The Royal Bank of Scotland PLC and DNB Bank ASA, New York Branch, as co-syndication agents, Mizuho Corporate Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and PNC Bank, National Association, as co-documentation agents, and each of RBS Securities Inc., DNB Markets, Inc., Mizuho Corporate Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and PNC Capital Markets LLC, as joint lead arrangers and book runners, and the other commercial lending institutions parties thereto, as amended on November 21, 2014, or as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(qq)    No Broker’s Fees. None of the PSXP Parties has incurred any liability, or is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against such PSXP Party or any Underwriter, for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.
(rr)    No Registration Rights. No person has the right to require the Partnership to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Units.
(ss)    No Stabilization. The PSXP Parties and their respective directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(tt)    Statistical and Market Data. Nothing has come to the attention of the Partnership Parties that has caused the Partnership Parties to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
(uu)    Sarbanes-Oxley Act. The Partnership has taken all necessary action to ensure that, upon the filing of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, were, and on the Closing Date and each Additional Closing Date, will be, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(vv)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Partnership has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(ww)    Disclosure of Documents. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).
(xx)    Listing of the Units. On or prior to the Closing Date, the Units will have been approved for listing on the NYSE.
(yy)    Description of Securities. The Common Units, when issued and delivered in accordance with the terms of this Agreement, will conform, in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
4.    Further Agreements of the Partnership Parties. The Partnership Parties, severally and jointly, covenant and agree with each Underwriter that:
(a)    Required Filings. The Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, as soon as practicable after the date of this Agreement in such quantities as the Representative may reasonably request for the purposes contemplated for purposes of the Securities Act; if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or 430B under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules). The Partnership will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(b)    Delivery of Copies. The Partnership will deliver, without charge, (i) to the Representative, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Representative, for distribution to each Underwriter, (A) a conformed copy of the Registration Statement and each amendment thereto (without exhibits), as originally filed with the Commission, and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated therein and each Issuer Free Writing Prospectus) as the Representative may reasonably request for the purpose contemplated by the Securities Act. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters a prospectus relating to the Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Units by any Underwriter or dealer.
(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably object in writing.
(d)    Notice to the Representative. The Partnership will advise the Representative promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any

Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or suspending any such qualification of the Units and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.
(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.
(f)    Blue Sky Compliance. The Partnership will furnish such information as may be required and otherwise cooperate in qualifying the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Units; provided that the Partnership shall not be required to (i) qualify as a foreign limited partnership or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) take any action that would subject it to service of process in any such jurisdiction where it is not now so subject or (iii) subject itself to taxation in any such jurisdiction where it is not now so subject.
(g)    Earning Statement. The Partnership will make generally available (within the meaning of Rule 158 under the Securities Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, deliver to the Representative, as soon as practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act of the Commission promulgated thereunder.
(h)    Clear Market. For a period of 45 days after the date of the Prospectus, the Partnership Parties will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Units to be sold hereunder, (B) grants of issuances of equity awards pursuant to the incentive compensation plans or non-employee director compensation program described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) the filing by the Partnership of a registration statement on Form S-8, (D) the filing by the Partnership of a registration statement on Form S-3, and any amendments thereto, for an “at-the-market” offering program, (E) any grants or issuances of Common Units upon exercise or vesting of phantom units, performance units or other equity-based awards to the extent outstanding on the date hereof by pursuant to the Partnership’s incentive compensation plans, (F) any issuance of no more than 250,000 Common Units in the aggregate to the Phillips Entities in connection with a contribution of assets, in either one or a series of related transactions, to any PSXP Party and (G) pursuant to the Contribution Agreement.
(i)    Use of Proceeds. The Partnership will apply the net proceeds from the sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”
(j)    No Stabilization. The Partnership Parties, and their respective directors or officers, affiliates or controlling persons, will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(k)    Exchange Listing. The Partnership will timely file with the NYSE all documents and notices required by the NYSE to maintain the listing of the Units on the NYSE.
(l)    Record Retention. The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(m)    Transfer Agent and Registrar. The Partnership, for so long as it is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.
5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Partnership and not incorporated by reference and any press release issued by the Partnership) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Partnership in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Partnership if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Units on the Closing Date or the Option Units on each Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Partnership Parties of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Statement Effectiveness. If the Partnership has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have been filed and shall have become effective under the Securities Act. If Rule 430A or 430B under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).
(b)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Partnership Parties, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(c)    Representations and Warranties. The representations and warranties of each Partnership Party contained herein shall be true and correct on the date hereof and on and as of the Closing Date or each Additional Closing Date, as the case may be; and the statements of each Partnership Party and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(d)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Partnership that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).
(e)    No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing

Date or each Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(f)    No Objections. No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected in writing.
(g)    Officers’ Certificates. The Representative shall have received on and as of the Closing Date or each Additional Closing Date, as the case may be, a certificate of two officers of the General Partner, which shall be the Chief Executive Officer, the President, the Vice President and Chief Financial Officer, the Vice President and Controller or any Vice President named in the Registration Statement, confirming that (x) such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations and warranties of the Partnership Parties in this Agreement are true and correct and that the Partnership Parties have complied with all agreements and satisfied all conditions as are to be performed or satisfied by the Partnership Parties hereunder at or prior to the Closing Date or each Additional Closing Date, as the case may be, and (y) the conditions set forth in paragraphs (a) and (e) above have been met.
(h)    Certificate of Chief Financial Officer. On the date of this Agreement and on the Closing Date or each Additional Closing Date, as applicable, the Representative shall have received from Kevin J. Mitchell, the Chief Financial Officer of the Partnership, a certificate, dated the respective date of delivery thereof, substantially in the form of Exhibit C hereto.
(i)    Comfort Letters. On the date of this Agreement and on the Closing Date or each Additional Closing Date, as the case may be, (i) Ernst & Young LLP shall have furnished to the Representative, at the request of the Partnership, a letter with respect to the consolidated balance sheets of the Partnership as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in members’ equity and cash flows of the Partnership for each of the three years in the three-year period ended December 31, 2015, (ii) Ernst & Young LLP shall have furnished to the Representative, at the request of the Partnership, a letter with respect to the combined balance sheet of Sweeny Frac/Standish as of December 31, 2015 and 2014, and related combined statements of operation, changes in net investments and cash flows for each of the three years in the three-year period ended December 31, 2015, (iii) Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Partnership, a letter with respect to (x) the consolidated balance sheets of each of Sand Hills and Southern Hills as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in members’ equity and cash flows of each of Sand Hills and Southern Hills for each of the three years in the three-year period ended December 31, 2014, and (y) the consolidated balance sheet of Sand Hills as of December 31, 2015, and the consolidated statements of operations, changes in members’ equity and cash flows for the period from March 2, 2015 through December 31, 2015, in each case dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters; provided, that the letter delivered on the Closing Date or each Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or each such Additional Closing Date, as the case may be.
(j)    Opinion and 10b-5 Statement of Counsel for the Partnership. Latham & Watkins LLP and Richards, Layton & Finger, P.A., counsel for the Partnership, shall each have furnished to the Representative, at the request of the Partnership, their written opinion and, with respect to Latham & Watkins LLP, 10b-5 statement, dated the Closing Date or each Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 and A-2 hereto.
(k)    Opinion of General Counsel for the General Partner. Michael L. Riggs, Deputy General Counsel of P66, serving as counsel for the General Partner, shall have furnished to the Representative, at the request of the Partnership, his written opinion, dated the Closing Date or each Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-3 hereto.
(l)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or each Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(m)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or each Additional Closing Date, as the case may be, prevent the issuance or sale of the Units; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or each Additional Closing Date, as the case may be, prevent the issuance or sale of the Units.
(n)    Good Standing. The Representative shall have received on and as of the Closing Date or each Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the PSXP Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(o)    Exchange Listing. The Units to be delivered on the Closing Date or each Additional Closing Date, as the case may be, are listed on the NYSE.
(p)    Lock-up Agreements. A lock-up agreement (the “Lock-Up Agreement”), each substantially in the form of Exhibit A hereto, among the Underwriters, Phillips PDI and each of the General Partner’s directors named in the Registration Statement and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) set forth on Exhibit B hereto, shall be in full force and effect on the Closing Date or each Additional Closing Date (to the extent any such lock-up agreement has not expired in accordance with its terms), as the case may be.
(q)    Additional Documents. On or prior to the Closing Date or each Additional Closing Date, as the case may be, the Partnership shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. Each of the Partnership Parties agrees, severally and jointly, to indemnify and hold harmless each Underwriter, its partners, employees, agents, members, directors and officers, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter that has, or is alleged to have, participated in the distribution of the Units, and the successors and assigns of all of the foregoing persons, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that any such Underwriter or any such person may incur, insofar as such loss, claim, damage or liability arises out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including the Preliminary Prospectus, or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Pricing Disclosure Package (including the Pricing Disclosure Package if subsequently amended), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership or the General Partner in writing by such Underwriter by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished consists of the information described as such in subsection (b) below.
(b)    Indemnification of the Partnership Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their respective partners, employees, agents, members, directors and officers and each person, if any, who controls a Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or the Pricing Disclosure Package (including the Pricing Disclosure Package if subsequently amended), it being understood and agreed upon that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the statements set forth in the last paragraph on the cover page of the Prospectus, (ii) the concession and reallowance figures appearing under “Underwriting—Commissions and Discounts,” (iii) the paragraphs related to stabilization, syndicate covering transaction and penalty bids, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters and (iv) the information in the Prospectus furnished on behalf of the Underwriters under “Underwriting—Relationships.”
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person, on the advice of counsel, shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel required under the rules of the applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate counsel for any Underwriter, its affiliates, partners, employees, agents, members, directors and officers, any control persons of such Underwriter, and any successor or assign of the foregoing persons, shall be designated in writing by the Representative and any such separate counsel for any Partnership Party, its affiliates, partners, employees, agents, members, directors and officers and any control persons of any Partnership Party shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any such Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each applicable Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Units and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Units. The relative fault of the Partnership, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to in this subsection shall be deemed to include any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such claim or action.
(e)    Limitation on Liability. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
9.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Partnership and each other Underwriter, if (1) after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Units, prior to each Additional Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or the Nasdaq Stock Market; (ii) trading of the Partnership’s Common Units shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or each Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus there has been any Material Adverse Effect that would make it impracticable or inadvisable to proceed with the offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If the Representative elects to terminate this Agreement as provided in this Section 9, the Partnership shall be notified promptly in writing.
10.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership Parties, jointly and severally, will pay or cause to be paid all costs, expenses and fees in connection with (i) the registration, issuance, sale, preparation and delivery of the Units and any taxes payable upon the issuance, sale and delivery of the Units to the Underwriters; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the furnishing of copies of each thereof to the Underwriters; (iii) reproducing and delivering this Agreement; (iv) the fees and expenses of the Partnership’s counsel and independent accountants; (v) the registration or qualification of the Units under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may reasonably designate and the preparation, printing and distribution of any blue sky memorandum to the Underwriters (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any transfer agent and any registrar of the Units; (vii) any filing with FINRA; (viii) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act; (ix) all expenses incurred by the Partnership Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the General Partner and any such consultants, and the cost of any aircraft chartered by the Partnership Parties in connection with the road show; and (x) all other costs and expenses incident to the performance of the obligations of the Partnership Parties hereunder for which provision is not otherwise made in this Section.
(b)    If (i) this Agreement is terminated pursuant to Section 9(1)(ii) or 9(2), (ii) the Partnership for any reason fails to tender the Units for delivery to the Underwriters (other than as a result of the default by one or more of the Underwriters in its or their respective obligations hereunder) or (iii) the Underwriters decline to purchase the Units for any reason permitted under this Agreement, the Partnership Parties (in addition to paying the amounts described in Section 10(a) hereof) agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and any controlling persons, partners, members and affiliates referred to in Section 7 hereof, and their respective successors, assigns, heirs, personal representatives and executors and administrators. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Units from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of the Partnership Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Partnership Parties or the Underwriters.
13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
14.    Miscellaneous.
(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration (fax no. (646) 834-8133). Notices to any Partnership Party shall be given to it at 3010 Briarpark Drive, Houston, Texas 77041 (fax: 832-765-0105); Attention: Michael L. Riggs.
(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law principles thereof.
(c)    Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties each consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Partnership Party and may be enforced in any other courts the jurisdiction of which such Partnership Party is or may be subject, by suit upon such judgment.
(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,
PHILLIPS 66 PARTNERS LP
By: Phillips 66 Partners GP LLC, its General Partner
By: /s/ John D. Zuklic
Name: John D. Zuklic
Title: Vice President and Treasurer
PHILLIPS 66 PARTNERS GP LLC
By: /s/ John D. Zuklic
Name: John D. Zuklic
Title: Vice President and Treasurer
Accepted: as of the date first above written
BARCLAYS CAPITAL INC.
For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.
BARCLAYS CAPITAL INC.
By: /s/ Amit Chandra
Name: Amit Chandra
Title: Managing Director

Signature Page to Underwriting Agreement

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Schedule 1

Underwriter	Number of Firm Units
BARCLAYS CAPITAL INC.	9,245,720
CITIGROUP GLOBAL MARKETS INC.	584,760
CREDIT SUISSE SECURITIES (USA) LLC	584,760
J.P. MORGAN SECURITIES LLC	584,760
Total	11,000,000

Annex A-1

FORM OF OPINION OF LATHAM & WATKINS

[To be provided to the Underwriters]

Annex A-2

FORM OF OPINION OF RICHARDS, LAYTON & FINGER

[To be provided to the Underwriters]

Annex A-3

FORM OF OPINION OF MICHAEL L. RIGGS

[To be provided to the Underwriters]

Annex B

Issuer Free Writing Prospectus
None
Pricing Information Provided Orally by Underwriters
Number of Firm Units: 11,000,000
Number of Option Units: 1,650,000
Public Offering Price: $52.40
Purchase Price: $51.83
Applicable Time: 6:30 P.M., New York City time, on May 4, 2016

Exhibit A

FORM OF LOCK-UP AGREEMENT
May 4, 2016
Barclays Capital Inc.
As Representative of the
several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Re: Phillips 66 Partners LP --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), and Phillips 66 Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership, providing for the public offering (the “Public Offering”), by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of an aggregate of 11,000,000 common units (the “Firm Units”) representing limited partner interests of the Partnership (the “Common Units”) and, at the option of the Underwriters, up to an additional 1,650,000 Common Units (the “Option Units”). The Firm Units and the Option Units are herein referred to as the “Units.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Units, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, during the period ending 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units (including, without limitation, Common Units or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a unit option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The foregoing sentence shall not apply to (A) the Units to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of Common Units as a bona fide gift or gifts, and (C) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; provided that in the case of any transfer or disposition pursuant to clause (B) or (C), each donee or distributee shall execute and deliver to the

Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or disposition pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.
In furtherance of the foregoing, the Partnership, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
Very truly yours,
By:
Name:
Title:

2

Exhibit B

PERSONS SUBJECT TO LOCK-UP AGREEMENT
Phillips 66 Project Development Inc.
Greg C. Garland
Tim G. Taylor
Robert A. Herman
Kevin J. Mitchell
J.T. Liberti
Chukwuemeka A. Oyolu
Joseph W. O’Toole
Mark A. Haney
Gary K. Adams
Timothy D. Roberts

Exhibit C

Phillips 66 Partners LP

Certificate of Chief Financial Officer

May 4, 2016

I, Kevin J. Mitchell, pursuant to the Underwriting Agreement, dated May 4, 2016, between Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), and Barclays Capital Inc., as Representative of the several Underwriters listed in Schedule 1 thereto, do hereby certify that I am the Chief Financial Officer of the Partnership, and, in my capacity as such and not in my personal capacity, do hereby certify, that, as of the date hereof:

1.
I am (i) responsible for the financial and accounting matters of the Partnership and its subsidiaries, including oversight of the financial and accounting functions and staff, and (ii) knowledgeable about the internal accounting records and accounting practices, systems, policies and procedures of the Partnership and its subsidiaries.

2.
I have reviewed each of the items identified on certain pages of the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016, which is incorporated by reference into the Prospectus, relating to the Subsequent Fractionator Transaction, which are attached hereto as Exhibit A (the “Certified Information”).

3.
The Certified Information (a) was prepared in good faith by the Partnership, (b) was prepared on the basis of reasonable assumptions and (c) fairly presents in all material respects the matters which it purports to present. Nothing has come to my attention nor, to my knowledge, the attention of any other member of the Partnership’s accounting staff, that would cause me to believe that the Certified Information is inaccurate or misleading in any material respect, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first above written.

by

Kevin J. Mitchell
Vice President and Chief Financial Officer

[Signature Page to Certificate of Chief Financial Officer]

[[NYCORP:3556319v13:4306W: 05/04/2016--07:37 PM]]

Exhibit A to Certificate of Chief Financial Officer